UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 24, 2018
Date of Report (Date of earliest event reported)

Axon Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16391 (Commission File Number)	86-0741227 (IRS Employer Identification No.)

17800 N. 85th St.
Scottsdale, Arizona 85255
(Address of principal executive offices, including zip code)

(480) 991-0797
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
CEO Performance Award
As indicated below, at the 2018 Annual Meeting of the Stockholders (the “Meeting”) of Axon Enterprise, Inc. (the “Company”), the Company’s stockholders approved the CEO Performance Award for Patrick W. Smith. The CEO Performance Award consists of a grant of non-qualified stock options consisting of shares of common stock totaling 6,365,856 shares, carrying a term of ten years, that vests in 12 equal tranches. Each of the 12 tranches vests if, and only if, one market capitalization goal and one operational goal are attained.
The material features of the CEO Performance Award are described in the Company’s definitive Proxy Statement on Schedule 14A, dated April 13, 2018 (the “Proxy Statement”), an excerpt of which description is filed herewith as Exhibit 99.1 and incorporated herein by reference.  The above and the incorporated description of the Plan are qualified in their entirety by the text of the Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Axon Enterprise, Inc. 2018 Stock Incentive Plan
As indicated below, at the Company's Annual Meeting of Stockholders, the Company’s stockholders approved the adoption of the Company’s 2018 Stock Incentive Plan (the “Plan”).
The Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, stock units, performance shares, performance share units and performance cash. The total number of shares authorized for issuance under the Plan is 1,000,000, plus the number of shares that were authorized but unissued under the Company's 2016 Stock Incentive Plan and all prior Company equity plans as of May 24, 2018. Other material features of the Plan are described in the Company’s Proxy Statement, an excerpt of which description is filed herewith as Exhibit 99.2 and incorporated herein by reference.  The above and the incorporated description of the Plan are qualified in their entirety by the text of the Plan, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders
On May 24, 2018, the Company held its Meeting. The total number of shares of the Company’s common stock, par value of $0.00001 per share, voted in person or by proxy at the Meeting was 49,802,290 representing approximately 93.4% of the 53,306,995 shares outstanding as of the March 26, 2018 record date and entitled to vote at the Meeting. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, with respect to each matter considered at the Meeting is set out below. For more information regarding these matters, please refer to the Company’s Definitive Proxy Statement relating to the Meeting, which was filed with the Securities and Exchange Commission on April 13, 2018.

Proposal No. 1 — Election of Directors
The following nominees were elected as Class C directors for a term of three years (and until their successors are elected and qualified) by the votes indicated below.

	FOR	WITHHELD	BROKER NON-VOTES
Richard H. Carmona	36,020,377	969,631	12,812,282
Bret Taylor	36,392,326	597,682	12,812,282
Julie Cullivan	36,378,994	611,014	12,812,282

Proposal No. 2 — Approve the CEO Performance Award for Patrick W. Smith
The CEO Performance Award for Patrick W. Smith was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
24,211,794	11,981,309	796,905	12,812,282

Proposal No. 3 — Advisory Vote on the Compensation of Named Executive Officers ("Say-on-Pay")
The non-binding advisory vote to approve the compensation of the Company’s named executive officers was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
35,935,974	959,370	94,664	12,812,282

Proposal No. 4 — Ratification of Appointment of Independent Registered Public Accounting Firm
The proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accountant for fiscal year 2018 was approved by the votes indicated below. There were no broker non-votes on this proposal.

FOR	AGAINST	ABSTAIN
49,018,354	405,862	378,074

Proposal No. 5 — Approve the Adoption of the Company's 2018 Stock Incentive Plan
The adoption of the Company's 2018 Stock Incentive Plan was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
29,075,231	7,813,997	100,780	12,812,282

Proposal No. 6 — Shareholder Proposal to Elect Directors Annually
The shareholder proposal to elect directors annually was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
24,547,009	11,947,994	495,005	12,812,282

Item 9.01 Financial Statements and Exhibits

(d)        Exhibits

Exhibit Number	Exhibit Description
10.1	CEO Performance Award (incorporated by reference to Annex A of the Company's definitive Proxy Statement on Schedule 14A filed on April 13, 2018)
10.2	Axon Enterprise, Inc. 2018 Stock Incentive Plan (incorporated by reference to Annex B of the Company's definitive Proxy Statement on Schedule 14A filed on April 13, 2018)
99.1	Excerpts from "Proposal No. 2 - Approval of the CEO Performance Award"
99.2	Excerpts from "Proposal No. 5 - Approval of the Axon Enterprise, Inc. 2018 Stock Incentive Plan"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2018	Axon Enterprise, Inc.
	By:	/s/ DOUGLAS E. KLINT
Douglas E. Klint
EVP, General Counsel and Corporate Secretary